UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 18, 2016

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) for ON Semiconductor Corporation (the “Company”) was held on May 18, 2016. The proposals (all of which were from management) submitted to the stockholders of the Company at the Annual Meeting and the final results of the voting regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 13, 2016.

(b) Proposal No. 1. The Company’s stockholders elected five Class II members of the Board of Directors, each for a one-year term expiring at the annual meeting of stockholders to be held in 2017 or until his or her successor has been duly elected and qualified, or until the earlier of his or her death, resignation or removal:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Alan Campbell	347,853,580	3,428,716	556,829	33,692,229

Gilles Delfassy	347,951,655	3,342,732	544,738	33,692,229

Emmanual T. Hernandez	342,558,799	8,754,371	525,955	33,692,229

J. Daniel McCranie	342,480,577	8,832,041	526,507	33,692,229

Teresa M. Ressel	345,779,622	5,511,635	547,868	33,692,229

Proposal No. 2. The Company’s stockholders approved the advisory (non-binding) resolution to approve executive compensation, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
345,082,846	6,337,213	419,066	33,692,229

Proposal No. 3. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2016, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
378,395,207	6,793,060	343,087	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 19, 2016	By:	/s/ GEORGE H. CAVE
George H. Cave Executive Vice President, General Counsel, Chief Compliance & Ethics Officer, Chief Risk Officer and Corporate Secretary